UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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 First Bancorp

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300 SW Broad Street
Southern Pines, North Carolina 28387
Telephone (910) 246-2500

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 6, 2021

This proxy statement supplement, dated March 26, 2021 (the “Supplement”), supplements the definitive proxy statement (which we refer to as the “Proxy Statement”) of the Board of Directors of First Bancorp (the “Company”) filed with the U.S. Securities and Exchange Commission on March 23, 2021 relating to the annual meeting of shareholders of the Company to be held on Thursday, May 6, 2021, at 1:30 p.m. Eastern Daylight Time, at the Main Office of First Bank, 300 SW Broad Street, Southern Pines, North Carolina 28387. The purpose of this Supplement is to provide additional information with respect to the voting procedures including the vote required for the approval of certain proposals. Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this supplement differs from information disclosed in the proxy statement, the information in this Supplement applies.

The sections entitled “Election of Directors” and “Vote Required; Effect of Abstentions and Broker Non-Votes” on page 2 of the Proxy Statement are deleted and replaced with the following:

Vote Required. Each share is entitled to one vote, except in the election of directors where a shareholder may cumulate votes as to nominees, but only when a shareholder gives notice of intent to cumulate votes prior to the voting on nominees for election at the Annual Meeting. If any shareholder gives such notice, all shareholders may cumulate their votes for nominees. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or distribute them in any manner among as many nominees as desired. This Proxy Statement solicits the discretionary authority to cumulate votes and allocate them in the Proxy Holders’ discretion if any shareholder requests cumulative voting. Directors will be elected by the affirmative vote of the majority of votes cast, with a plurality vote standard for a contested director election, i.e. when the number of director nominees exceeds the number of Board seats for which elections are being held. If your Proxy Card is marked “Withhold” with regard to the election of any nominee, your shares will be counted toward a quorum and voted for the other nominees, but they will not be voted for the election of that nominee. If you attend the Annual Meeting and have already voted, you must vote in person in order to rescind your previous vote. The proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers (“Say on Pay”) and the proposal to approve an amendment to the First Bancorp 2014 Equity Plan each will be approved by the affirmative vote of the majority of votes cast on such proposal. If your Proxy Card is marked “Abstain” on a proposal, your shares will not be counted as votes cast on that proposal.

Effect of Abstentions and Broker Non-Votes. Broker non-votes and the shares of a shareholder whose Proxy Card on any or all proposals is marked as “Abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If you are the beneficial holder of shares held by a broker, bank or other holder of record, you may instruct your broker or other holder of record how to vote your shares through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the Annual Meeting, you must obtain a proxy from your broker or other holder of record. Because directors will be elected by an affirmative vote of the majority of shares cast (or by a plurality of votes in a contested election) and the “Say on Pay” proposal and the proposal to amend the First Bancorp 2014 Equity Plan require approval by a majority of the votes cast, votes withheld, abstentions and broker non-votes will have no effect in the election of directors or the approvals of those proposals.

Your vote is very important and we hope that you will attend the Annual Meeting either in person or remotely. However, whether or not you plan to attend the Annual Meeting, please vote by proxy.

Information about the Company’s 2021 annual meeting of shareholders, scheduled for May 6, 2021, is set forth in the Proxy Statement, which is supplemented to reflect the information set forth above. The Proxy Statement, together with this Supplement, have been filed with the Securities and Exchange Commission and are also available for viewing at the website maintained for the annual meeting at www.proxyvote.com. The Company will furnish a copy of the Supplement to any shareholder by mail upon written or verbal request to the Company at First Bancorp, 300 SW Broad Street, Southern Pines, North Carolina 28387, Attention: Elizabeth B. Bostian, Secretary; telephone: (910) 246-2500, e-mail: ebostian@localfirstbank.com.

Shareholders who have already submitted proxies for this meeting may revoke them, or if they wish to change their vote they may do so by (i) filling out the electronic proxy card at www.proxyvote.com, (ii) calling the toll-free number for telephone voting that can be found on your proxy card (800-690-6903), (iii) requesting a new proxy card from the Company at First Bancorp, 300 SW Broad Street, Southern Pines, North Carolina 28387, Attention: Elizabeth B. Bostian, Secretary; telephone: (910) 246-2500, e-mail: ebostian@localfirstbank.com, and mailing the proxy card as instructed in the Proxy Statement, or (iv) by attending the annual meeting in person or remotely. To be valid, your vote by Internet, telephone or mail must be received by 11:59 p.m., Eastern Daylight Time, on May 5, 2021 for shares held directly and by 11:59 p.m., Eastern Daylight Time, on May 3, 2021 for shares held in a Plan. Detailed information regarding voting procedures can be found in the Proxy Statement and on the proxy card.